CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Registration Statement on Form N-14 of Narragansett Insured Tax-Free Income Fund, and to the use of our report dated August 17, 2007 on the financial statements and financial highlights of the Narragansett Insured Tax-Free Income Fund. Such financial statements and financial highlights appear in the Narragansett Insured Tax-Free Income Fund 2007 Annual Report to Shareholders, which is incorporated by reference into the Prospectus/Proxy.





                                         /s/   TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 10, 2008








                          Consent of Ernst & Young LLP,
                 Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Statements" and "Financial Statements Experts" in the Combined Prospectus/Proxy Statement of Narragansett Insured Tax-Free Income Fund, and to the incorporation by reference of our report, dated December 17, 2007, on the financial statements and financial highlights of Ocean State Tax Exempt Fund as of October 31, 2007 included in this Registration Statement on Form N-14 of Narragansett Insured Tax-Free Income Fund. We further consent to the reference to us under the heading "Representations and Warranties" (paragraph 5.1(c)) in the Agreement and Plan of Reorganization included as Exhibit A to the Combined Prospectus/Proxy Statement.

We also consent to the references to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" in each of the Class A and Class I Prospectuses, and "Custodian and Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information on Form N-1A, which was filed with the Securities and Exchange Commission on February 27, 2008 in Post-Effective Amendment No. 27 (File no. 811-4788), and which is incorporated by reference in the Combined Prospectus/Proxy Statement included in this Registration Statement on Form N-14 of Narragansett Insured Tax-Free Income Fund.



                                              /s/ ERNST & YOUNG LLP

Boston, Massachusetts
July 9, 2008